Power of Attorney

I, Patrick V. Apodaca, reside at 1646 Rancho Guadalupe Trail NW,
Albuquerque, New Mexico 87107. I appoint Laurie S. Monfiletto, Vice President, Human Resources, Corporate Headquarters, MS-0705, Albuquerque,
New Mexico 87158; Angela Pino, Manager, Compensation, Corporate
Headquarters, MS-0755, Albuquerque, New Mexico 87158;
or Donna Briggs, Administrator III, Corporate Headquarters, MS-0705, Albuquerque, New Mexico 87158 to serve as my attorneys-in-fact to:

	(1)	execute for me in my capacity as an Officer of
	PNM Resources, Inc. (Company), Forms 3, 4, and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934
	(1934 Act) and the associated rules;

	(2)	perform for me all acts which may be necessary
	or desirable to complete and execute Forms 3, 4, and 5, complete and execute any amendments, and timely file the forms with the United States Securities and Exchange Commission and the New York Stock Exchange, or similar authority; or

	(3)	take any other action related to the powers identified
	in items (1) and (2), which, in the opinion of the attorneys-in-fact, may be legally required or beneficial to me.

	I acknowledge that the attorneys-in-fact are serving at my request and neither they nor the Company are assuming any of my responsibilities to comply with Section 16 of the 1934 Act. This Power of Attorney shall remain in full force and effect until I am no longer required to file Forms 3, 4, and 5 with respect to my holdings of and transactions in securities issued by the Company, unless earlier revoked by me in a signed writing delivered to the attorneys-in-fact.


				/s/ Patrick V. Apodaca
				Patrick V. Apodaca

			ACKNOWLEDGEMENT

State of New Mexico		)
				) ss.
County of Bernalillo		)

	The foregoing instrument was acknowledged before me on February 24, 2016 by Patrick V. Apodaca.

				/s/Susan G. Gordon
				Notary Public

				My Commission Expires: September 12, 2016